UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 15, 2011
Date of Report (Date of earliest event reported)

COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-14770 (Commission File Number)	43-1813160 (IRS Employer Identification No.)

3231 Southeast Sixth Avenue

Topeka, Kansas 66607-2207

(Address of Principal Executive Office) (Zip Code)

(785) 233-5171

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, the Board of Directors (the “Board”) of Collective Brands, Inc. (the “Company”) and Matthew Rubel have mutually agreed that Mr. Rubel would resign as director, Chairman of the Board and an officer of the Company effective immediately.  Mr. Rubel’s departure is being treated as a termination without Cause for purposes of his Employment Agreement with the Company dated December 19, 2008 (the “Employment Agreement”) , a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 23, 2008.  In connection with his resignation and as contemplated by Mr. Rubel’s Employment Agreement, Mr. Rubel and the Company have entered into a Waiver and Release Agreement, dated June 15, 2010  (the “Waiver and Release”) which is attached hereto as Exhibit 10.1.  Pursuant to the Waiver and Release, Mr. Rubel will receive a one time cash payment of approximately $6.8 million in the second quarter plus certain other benefits and the accelerated vesting of certain equity awards as set forth on Appendices B and C to the Waiver and Release. The Company also expects to recognize approximately $3.2 in non-cash expenses related to the accelerated vesting of certain equity awards in the second quarter.  The foregoing discussion of the Waiver and Release is qualified by reference to the Waiver and Release filed as exhibit 10.1 hereto.

Effective as of June 15, 2011, Michael J. Massey, age 47, the Company’s Senior Vice President, General Counsel and Secretary, has been named interim Chief Executive Officer.  Mr. Massey joined the Company in 1996, prior to which he served as counsel of The May Department Stores Company.

The Compensation, Nominating and Governance Committee has commenced a search for a permanent replacement for Mr. Rubel as Chief Executive Officer.  Mr. Massey has informed the Board that he does not wish to be a candidate for the permanent Chief Executive Officer position.

Also effective as of June 15, 2011, D. Scott Olivet, a member of the Company’s Board since 2006, has been named the Company’s Non-Executive Chairman.  Mr. Olivet is the Chief Executive Officer of Renegade Brands, LLC, and serves as Executive Chairman of RED Digital Cinema.  In conjunction with the election of Mr. Olivet as Non-Executive Chairman of the Board, consistent with the Board’s Charter, Mr. Robert C. Wheeler’s term as lead Director will end on June 15, 2011.

A copy of the press release announcing the foregoing is furnished as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1           Waiver and Release Agreement with Matthew E. Rubel, dated June 15, 2011

99.1           Press Release, dated June 15, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: June 15, 2011	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President, Chief Financial Officer and Treasurer